UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

SWIFT ENERGY COMPANY (Exact Name of Registrant as Specified in Charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100 Houston, Texas 77060 (Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

As previously disclosed, Swift Energy Company (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under the caption In re Swift Energy Company, et al (Case No. 15-12670). These entities continue to operate as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On February 5, 2016, the Bankruptcy Court entered the Order (I) Approving Disclosure Statement, (II) Establishing Procedures for Solicitation and Tabulation of Votes on Plan, (III) Scheduling a Hearing on Confirmation of Plan, and (IV) Approving Certain Opt-Out Procedures for Equity Holders, which authorized the Debtors to solicit creditors’ votes on the Joint Plan of Reorganization of the Debtors and Debtors in Possession dated February 20, 2016 (the “Plan”).

On March 31, 2016, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the Second Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (defined in the Plan as the “Effective Date”). Although the Debtors anticipate that all conditions that the Debtors must satisfy before the Effective Date, other than the passage of time, will have been satisfied on or prior to such date, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan provides that, upon emergence from bankruptcy the approximately $906 million of indebtedness outstanding on account of the Company’s Senior Notes and certain other unsecured claims will be exchanged for 88.5% of the post-emergence Company’s common stock (“New Common Stock”). Pursuant to the Plan, the lenders party to the Debtor-in-Possession Credit Agreement dated January 6, 2016, will receive a backstop fee consisting of 7.5% of the New Common Stock and have agreed to convert the entirety of the $75 million DIP loan to equity that will be paid in the Company’s New Common Stock, which common stock will only come from the 88.5% of New Common Stock to be distributed to the current holders of the Senior Notes and certain unsecured creditors. All presently outstanding common stock in the Company will be cancelled and current shareholders will be entitled to receive 4% of the New Common Stock and certain warrants. The RBL Secured Claims will be refinanced through a $320 million reserve-based exit loan that will be used, among other things, to fund the Debtors' obligations under the Plan and the Reorganized Debtors' operations following their emergency from bankruptcy.

Additional information regarding the classification and treatment of Claims and Interests can be found in Articles II, III and V of the Plan.

Capital Structure

Under the Plan, the Company’s new Certificate of Incorporation (the “New Charter”) and new Bylaws will become effective on the Effective Date. The New Charter will authorize the Company to issue shares of New Common Stock, certain of which will be issued to holders of holders of Claims pursuant to the Plan on the Effective Date. Pursuant to the Plan, each share of the Company’s common stock outstanding immediately before the Effective Date (including all options and warrants to purchase such stock) will be cancelled and of no further force or effect after the Effective Date. On the Effective Date, the Company will enter into a registration rights agreement with certain shareholders.

Post-Emergence Governance and Management

On the Effective Date, the term of any current members of the board of directors of the Company not identified as members of the board of directors following emergence (the “New Board”) will expire. The Company’s New Board will initially be made up of seven directors. On the Effective Date, the Company will enter into a Director Nomination Agreement which will allow Strategic Value Partners, LLC (“SVP”) and the other consenting noteholders party thereto (the “Consenting Noteholders”) to each select two directors, respectively, to the New Board. As a result, the New Board will consist of the Chief Executive Officer of the post-emergence Company who will be Terry E. Swift, two directors appointed by Strategic Value Partners, LLC, two directors appointed by the Consenting Noteholders and two independent directors (one of whom will be the new non-executive Chairman of the Board). Following emergence, SVP and the Consenting Noteholders will continue to have the right to each select two directors to be nominated by the Company at succeeding Annual Meetings unless their ownership of common stock falls below certain levels. The New Board will be made up of three classes whose terms will expire at different times.

Incentive Plan

On or after the Effective Date, the New Board will adopt an equity incentive plan, which will provide for grants of up to 5.5% of the New Common Stock (on a fully diluted basis) to directors and employees of the Company, including potential grants of restricted stock units and options to purchase shares of the Company’s New Common Stock. 2.25% of the New Common Stock has been allocated to certain employees of the Company pursuant to the Plan. For the remaining 3.25% of New Common Stock available for grant under the equity incentive plan, the selection of participants, the awards granted to those participants, and the vesting and other terms of the awards granted will be determined by the Board of Directors.

Releases

The Plan provides certain customary release provisions that include releases for the benefit of the Debtors, their directors, officers, agents and their respective attorneys, financial advisors or other specified professionals, the Required Consenting Noteholders, Creditors’ Committee, the Senior Notes Indenture Trustees and each of their respective attorneys, financial advisors or other specified professionals to the extent permitted by applicable law.

Exculpation

The Plan provides certain customary exculpation provisions, which include a full exculpation from liability in favor of the Debtors, the Creditors’ Committee, the members of the Creditors’ Committee and all of the foregoing parties’ respective current and former officers, directors, members, employees, advisors, attorneys, professionals, accountants, investment bankers, consultants, agents or other representatives (including their respective officers, directors, employees, members and professionals) from any and all claims and causes of action arising on or after the Petition Date and any and all claims and causes of action relating to any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases or the restructuring of the Debtors, with the exception of willful misconduct or gross negligence.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission on March 4, 2016.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the securities to be issued pursuant to the Plan and the Debtors’ ability to implement, and the resulting effect of, the transactions contemplated by the Plan, as well as other statements that are not historical facts, are forward-looking statements. When used in this Current Report on Form 8-K, these forward-looking statements are generally identified by the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements is the Company’s ability to emerge from the Chapter 11 proceedings pursuant to the Plan and to execute its business plan. Discussions of additional risks, contingencies and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as provided by federal securities laws, the Company is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
2.1*	Second Amended Joint Plan of Reorganization of the Debtors and Debtors in Possession dated March 28, 2016.
99.1
Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the Joint Plan of Reorganization of the Debtors and Debtors in Possession, as entered by the Bankruptcy Court on March 31, 2016.

99.2	Press Release issued by Swift Energy Company March 31, 2016.

*
The Debtors filed with the Bankruptcy Court the following exhibits to the Plan, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K. The Company will furnish a copy of any exhibit or schedule to the Plan to the Securities and Exchange Commission upon request.

	Exhibit I.A.60	Exit Credit Agreement
	Exhibit I.A.83	Management Incentive Program Agreements
	Exhibit I.A.113	Retained Causes of Action
	Exhibit IA.132	Warrant Agreement
	Exhibit IV.D.2	Identities of New Swift Board Members
	Exhibit IV.E.2	List of Oil and Gas Leases
	Exhibit V.C	List of Executory Contracts and Unexpired Leases to be Rejected

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned duly authorized.

Date: April 6, 2016	Swift Energy Company
	By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Joint Plan of Reorganization of the Debtors and Debtors in Possession dated February 5, 2016.
99.1
Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the Joint Plan of Reorganization of the Debtors and Debtors in Possession, as entered by the Bankruptcy Court on March 31, 2016.

99.2	Press Release issued by Swift Energy Company March 31, 2016.